Exhibit 4.2

                              COMPETITIVE ADVANCE AND

                        REVOLVING CREDIT FACILITY AGREEMENT


                                    Dated as of

                                 October 17, 1995

                                       among


                       CENTURY TELEPHONE ENTERPRISES, INC.,

                              THE BANKS NAMED HEREIN,

                                        and

                              BANK ONE, TEXAS, N.A.,

                                     as Agent

                                        and

                          as Auction Administration Agent

                                 TABLE OF CONTENTS



 SECTION 1.               DEFINITIONS.....................................  1
          1.1    Certain Defined Terms....................................  1

 SECTION 2.               COMMITMENT...................................... 12
          2.1    Commitments.............................................. 12
          2.2    Competitive Bid Procedure................................ 12
          2.3    Committed Borrowing Procedure............................ 15
          2.4    Refinancings............................................. 15
          2.5    Fees..................................................... 16
          2.6    Termination and Reduction of Commitments................. 16
          2.7    Loans.................................................... 17
          2.8    Notes.................................................... 18
          2.9    Interest on Loans........................................ 18
          2.10   Interest on Overdue Amounts.............................. 19
          2.11   Alternate Rate of Interest............................... 19
          2.12   Prepayment of Loans...................................... 19
          2.13   Reserve Requirements; Change in Circumstances............ 20
          2.14   Change in Legality....................................... 22
          2.15   Indemnity................................................ 22
          2.16   Pro Rata Treatment....................................... 23
          2.17   Sharing of Setoffs....................................... 23
          2.18   Payments................................................. 24
          2.19   Calculation of LIBO...................................... 25
          2.20   Booking Loans............................................ 25
          2.21   Quotation of Rates....................................... 25

 SECTION 3.               REPRESENTATIONS AND WARRANTIES.................. 25
          3.1    Purpose of Credit Facility............................... 25
          3.2    Corporate Existence, Good Standing, and Authority........ 25
          3.3    Subsidiaries............................................. 26
          3.4    Financial Statements..................................... 26
          3.5    Compliance with Laws, Charter, and Agreements............ 26
          3.6    Litigation............................................... 27
          3.7    Taxes.................................................... 27
          3.8    Environmental Matters.................................... 27
          3.9    Employee Benefit Plans................................... 27
          3.10   Properties; Liens........................................ 27
          3.11   Holding Company and Investment Company Status............ 27
          3.12   Transactions with Affiliates............................. 28
          3.13   Leases................................................... 28
          3.14   Labor Matters............................................ 28
          3.15   Insurance................................................ 28

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          3.16   Solvency................................................. 28
          3.17   Business................................................. 28
          3.18   General.................................................. 28

 SECTION 4.               CONDITIONS PRECEDENT............................ 29
          4.1    Initial Loan............................................. 29
          4.2    Each Loan................................................ 29
          4.3    Materiality of Conditions................................ 30
          4.4    Waiver of Conditions..................................... 30

 SECTION 5.               COVENANTS....................................... 30
          5.1    Use of Proceeds.......................................... 30
          5.2    Books and Records........................................ 30
          5.3    Items to be Furnished.................................... 30
          5.4    Inspection............................................... 31
          5.5    Taxes.................................................... 31
          5.6    Payment of Obligations................................... 31
          5.7    Expenses of Agent........................................ 32
          5.8    Maintenance of Existence, Assets,
                    Business, and Insurance............................... 32
          5.9    Preservation and Protection of Rights.................... 32
          5.10   Employee Benefit Plans................................... 32
          5.11   Liens.................................................... 32
          5.12   Acquisitions, Mergers, and Dissolutions.................. 32
          5.13   Loans, Advances, and Investments......................... 32
          5.14   Transactions with Affiliates............................. 33
          5.15   Sale of Assets........................................... 34
          5.16   Compliance with Laws and Documents....................... 34
          5.17   New Businesses........................................... 34
          5.18   Assignment............................................... 34
          5.19   Fiscal Year and Accounting Methods....................... 34
          5.20   Holding Company and Investment Company Status............ 34
          5.21   Environmental Laws....................................... 35
          5.22   Environmental Indemnification............................ 35
          5.23   Ratio of Funded Debt to Net Worth........................ 35
          5.24   Ratio of EBIT to Interest Expense and
                    Preferred Stock Dividends............................. 35
          5.25   Tax Consolidation........................................ 35

 SECTION 6.               DEFAULT......................................... 36
          6.1    Payment of Obligation.................................... 36
          6.2    Covenants................................................ 36
          6.3    Debtor Relief............................................ 37
          6.4    Attachment............................................... 37
          6.5    Payment of Judgments..................................... 37
          6.6    Default Under Other Agreements........................... 37
          6.7    Antitrust Proceedings.................................... 37
          6.8    Misrepresentation........................................ 37

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 SECTION 7.               RIGHTS AND REMEDIES............................. 38
          7.1    Remedies Upon Event of Default........................... 38
          7.2    Waivers.................................................. 38
          7.3    Performance by Agent..................................... 38
          7.4    Delegation of Duties and Rights.......................... 39
          7.5    Banks Not in Control..................................... 39
          7.6    Waivers by Banks......................................... 39
          7.7    Cumulative Rights........................................ 39
          7.8    Application of Proceeds.................................. 39
          7.9    Certain Proceedings...................................... 39

 SECTION 8.               AGREEMENT AMONG BANKS........................... 40
          8.1    Agents................................................... 40
          8.2    Expenses................................................. 42
          8.3    Proportionate Absorption of Losses....................... 42
          8.4    Delegation of Duties; Reliance........................... 42
          8.5    Limitation of Agents' Liability.......................... 42
          8.6    Default.................................................. 43
          8.7    Limitation of Liability of Banks......................... 44
          8.8    Relationship of Banks.................................... 44
          8.9    Foreign Banks............................................ 44
          8.10   Benefits of Agreement.................................... 44

 SECTION 9.               MISCELLANEOUS................................... 44
          9.1    Changes in GAAP.......................................... 44
          9.2    Money and Interest....................................... 45
          9.3    Number and Gender of Words............................... 45
          9.4    Headings................................................. 45
          9.5    Exhibits................................................. 45
          9.6    Communications........................................... 45
          9.7    Form and Number of Documents............................. 45
          9.8    Exceptions to Covenants.................................. 45
          9.9    Survival................................................. 46
          9.10   Governing Law............................................ 46
          9.11   VENUE; SERVICE OF PROCESS; JURY TRIAL.................... 46
          9.12   Maximum Interest Rate.................................... 46
          9.13   Invalid Provisions....................................... 47
          9.14   Entirety................................................. 47
          9.15   Amendments, Etc.......................................... 48
          9.16   Waivers.................................................. 48
          9.17   Taxes.................................................... 48
          9.18   Governmental Regulation.................................. 48
          9.19   Multiple Counterparts.................................... 48
          9.20   Successors and Assigns; Participations; Assignments...... 49
          9.21   Confidentiality.......................................... 52
          9.22   Conflicts and Ambiguities................................ 52

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          9.23   General Indemnification.................................. 52
          9.24   Investment Representation................................ 53


                                     SCHEDULES

Parties, Addresses, Commitments, Wiring Information        Schedule 1
Permitted Liens                                            Schedule 2
Litigation                                                 Schedule 3.6
Transactions with Affiliates                               Schedule 3.12
Business of Companies                                      Schedule 3.17


                                      EXHIBITS

Competitive Bid Request                                    Exhibit A-1
Notice of Committed Borrowing                              Exhibit A-2
Notice to Banks of Competitive Bid Request                 Exhibit B
Competitive Bid                                            Exhibit C
Competitive Note                                           Exhibit D-1
Committed Note                                             Exhibit D-2
Opinion of Borrower's Counsel                              Exhibit E
Financial Report Certificate                               Exhibit F
Designation Agreement                                      Exhibit G

                    COMPETITIVE ADVANCE AND
              REVOLVING CREDIT FACILITY AGREEMENT


         COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
AGREEMENT dated as of October 17, 1995, among CENTURY TELEPHONE
ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Banks"), BANK ONE, TEXAS, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent"), and as auction administration agent (in such capacity, the "Auction Administration Agent").

         The Borrower has requested the Banks to extend credit to the Borrower in order to enable it to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Termination Date (as herein defined) a principal amount not in excess of $70,000,000 at any time outstanding. The Borrower has also requested the Banks to provide a procedure pursuant to which the Borrower may designate that all of the Banks be invited to bid on an uncommitted basis on borrowings by the Borrower scheduled to mature on or prior to the Termination Date. The Banks are willing to extend such credit to the Borrower on the terms and conditions herein set forth. Accordingly, the Borrower, the Agents, and the Banks agree as follows:


SECTION 1.                 DEFINITIONS.

     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Consolidated Net Worth" means, as of the date of determination, Consolidated Net Worth minus (i) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (ii) patents, copyrights, trademarks, tradenames, franchises, experimental expense, goodwill (other than goodwill arising from the purchase of capital stock or assets of a Person engaged in the telephone or cellular mobile communications business) and similar intangible or intellectual property, and (iii) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Agent" is defined in the introduction to this Agreement.

         "Agents" means the Agent and the Auction Administration Agent.

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         "Agreement"  means  this  Competitive   Advance  and  Revolving  Credit
Facility Agreement, as the same may be amended, supplemented, or modified from time to time.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Loan, or a Fixed Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "Auction Administration Agent" is defined in the introduction to this Agreement.

         "Banks" means those banks signatory hereto and other banks and financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement, and, except when used in reference to a Committed Loan, a Committed Borrowing, a Committed Note, the Commitment of any Bank or a related term, each Designated Lender.

         "Base Loan" means any Committed Loan with respect to which the Borrower shall have selected an interest rate based on the Base Rate in accordance with the provisions of Section 2.

         "Base Rate" means, for any date, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means that rate of interest established from time to time by the Agent as its general reference rate of interest, after taking into account such factors as the Agent may from time to time, in its sole discretion, deem appropriate, it being understood, however, that the Agent may from time to time make various loans at rates of interest having no relationship to such general reference rate of interest. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" is defined in the introduction to this Agreement.

         "Borrowing" means a Competitive Borrowing or a Committed Borrowing.

         "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Borrower.

         "Business Day" means a day when the Agents and each Bank are open for business, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the Eurodollar Interbank Market and commercial banks are open for domestic or international business in London, England, in New York, New York, and in Dallas, Texas.

         "Code" means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1, as amended from time to time.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.

         "Committed  Loan"  means a Loan by a Bank to the  Borrower  pursuant to
Section 2.3, and shall be either a Eurodollar Loan or a Base Loan.

         "Committed Note" means a promissory note of the Borrower payable to the order of each Bank, in substantially the form of Exhibit D-2 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Committed Loans made by such Bank to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

          "Companies" means, collectively, Borrower and its Subsidiaries and "Company" means any of the same.

         "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.2.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.2(b), (i) in the case of a Eurodollar Loan, the Margin (which will be added to or subtracted from the LIBO Rate), and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

         "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.2(a) substantially in the form of Exhibit A-1.

         "Competitive Borrowing" means a borrowing consisting of a single Competitive Loan from a Bank or simultaneous Competitive Loans from a number of Banks, in each case, whose Competitive Bid as all or as a part of such Borrowing, as the case may be, has been accepted by the Borrower under the bidding procedure described in Section 2.2.

         "Competitive Loan" means a Loan from a Bank to the Borrower pursuant to the bidding procedure described in Section 2.2, and shall be either a Eurodollar Loan or a Fixed Rate Loan.

         "Competitive Note" means a promissory note of the Borrower payable to the order of each Bank, in substantially the form of Exhibit D-1 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Competitive Loans made by such Bank to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

         "Competitive Reduction" is defined in Section 2.1.

         "Consolidated Net Worth" means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower's obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of Statement No. 106 of the Financial Accounting Standards Board.

         "Current Date" means any date after the date hereof.

         "Current Financials" means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 1994, and the fiscal quarter ended June 30, 1995.

         "Debt" of any Person means, from time to time and without duplication, all indebtedness, liabilities, and obligations of such Person (including, without limitation, indebtedness, liabilities, and obligations secured by any assets of such Person regardless whether such Person has assumed the liability so secured), whether or not considered as liabilities according to GAAP and whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, or absolute, fixed, or contingent.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

         "Default Rate" means an annual interest rate equal to the lesser of (a) 2% plus the Base Rate and (b) the Highest Lawful Rate.

         "Designated Lender" means a special purpose corporation which is an Affiliate of a Bank that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least ""Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") that, in either case, (i) is organized under the laws of the United States or any state thereof, (ii) shall have become a party to this Agreement pursuant to Section 9.20(d) and (iii) is not otherwise a Bank.

         "Designation Agreement" means a designation agreement entered into by a Bank (other than a Designated Lender), a Designated Lender, and the Borrower, and accepted by the Agent and the Auction Administration Agent, in substantially the form of Exhibit G hereto.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on Schedule 1 to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "EBIT" means, for the applicable period, net income before tax expense and interest expense and excluding the effects of nonrecurring and/or unusual non-cash transactions that reduce net income and items that do not reduce the cash flow of the Companies (e.g., write-off of intangibles, write-down of assets, effects of new accounting pronouncements, etc.).

         "Eligible Assignee" means (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD.

         "Environmental Law" means any Law that relates to the environment or handling or control of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which is, or has been within the last five (5) years, a member of a group of which Borrower is a member and which is, or has been within the last five (5) years, under common control with Borrower within the meaning of section 414 of the Code.

         "Eurocurrency Liabilities" is defined in Regulation D.

         "Eurodollar Interbank Market" means the eurodollar interbank market selected by the Agent in its sole discretion, acting in good faith.

         "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule 1 as it "Eurodollar Lending Office" or may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Borrower and the Agent.

         "Eurodollar Loan" means any Loan with respect to which the Borrower shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Section 2.

         "Event of Default" means any of the events described in Section 6, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

         "Facility Fee" is defined in Section 2.5.

     "Federal Funds Effective Rate" has the meaning specified in the definition of Base Rate.

     "Financial Report Certificate" means a certificate substantially in the form of Exhibit F.

         "Financial Statements" means balance sheets, profit and loss statements, statements of capital and surplus, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year.

         "Fixed Rate Loan" means any Competitive Loan made by a Bank pursuant to
Section 2.2 based upon an actual percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

         "Funded Debt" shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all funded indebtedness of the Companies, (ii) all funded indebtedness of any Subsidiary (other than funded indebtedness of such Subsidiary owing to the Borrower or another Subsidiary), and (iii) all indebtedness for borrowed money, but not indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.

         "Guaranty" means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the "primary obligor") in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (i) to purchase such Debt or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation or (y) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

          "Hazardous Substance" means any hazardous or toxic waste, pollutant, contaminant, or substance.

         "Highest Lawful Rate" means, at the particular time in question, the maximum rate of interest which, under applicable Law, the Banks are then permitted to charge the Borrower on the Obligation. If the maximum rate of interest which, under applicable Law, the Banks are permitted to charge the Borrower on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower.

         "Interest Payment Date" means (i) with respect to any Base Loan or Eurodollar Loan, the last day of the Interest Period applicable thereto and, in addition in the case of a Eurodollar Loan or Base Loan with an Interest Period longer than three months or 90 days, as applicable, each day that would have been the Interest Payment Date for such Loan had an Interest Period of three months been applicable to such Loan, and (ii) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days, on the numerically corresponding day which occurs during such Interest Period every three months from the first day of such Interest Period (or, if there is no such corresponding day in any such month, the last day of such month).

         "Interest Period" means, with respect to each Loan, the duration of such Loan and:

                  (i) as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, or six months thereafter, as the Borrower may elect; provided, however, that the Interest Period for a Eurodollar Loan subject to a Competitive Bid shall not exceed 3 months;

                  (ii) as to any Base Loan, the period commencing on the date of such Loan and ending not later than 90 days later or, if earlier, on the Termination Date, or the date of prepayment of such Loan; and

                  (iii) as to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was extended; provided, however, that each such period shall have a duration of not more than 90 calendar days;

provided, further, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period

         "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

         "LIBO Rate" means the rate (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the annual rate of interest at which dollar deposits approximately equal to the principal amount of the applicable Eurodollar Loan and with a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of the Agent in London, England (or if the Agent does not at the time any such determination is made maintain an office in London, England, the principal office of any Affiliate of the Agent in London, England), at 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period.

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

          "Litigation" means any action conducted, pending, or threatened by or before any Tribunal.

          "Loan" means a Competitive Loan, a Committed Loan, a Eurodollar Loan, a Fixed Rate Loan, or a Base Loan.

         "Loan Papers" means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents or the Banks ever delivered in connection with this Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "Majority Banks" means at any time (a) the Majority Committed Banks and
(b) Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Competitive Loans.

         "Majority Committed Banks" means the Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Committed Loans or if no Committed Loans are outstanding, the Banks having at least 66-2/3% of the available Commitments (determined without considering the effect of any Competitive Reduction).

         "Margin" means,

                  (a) as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Loan; and

                  (b) as to any Committed Loan which is a Eurodollar Loan the following percentages in the following contexts:
=====================================================================
   Borrower's Senior Unsecured
   Long-Term Debt as Rated by                        Margin
 Standard & Poor's Ratings Group
---------------------------------------------------------------------
          AA- or better                          14 basis points
---------------------------------------------------------------------
             A or A+                             17 basis points
---------------------------------------------------------------------
           BBB+ or A-                            21 basis points
---------------------------------------------------------------------
               BBB                               28 basis points
---------------------------------------------------------------------
  BBB- or below or is not rated                 31.5 basis points
=====================================================================


         "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, will result in any of the following
(a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the latter of the Current Financials or the most recent audited consolidated Financial Statements, (c) a Default or
(d) the issuance of an accountant's report on the Companies' consolidated Financial Statements containing an explanatory paragraph about the entity's ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).

         "Material Agreement" of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such

Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than 1 percent of Consolidated Net Worth during any 12-month period.

         "Minority Interest" means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its wholly-owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its wholly-owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.

         "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "Note" means a Competitive Note or a Committed Note.

         "Notice of Committed Borrowing" is defined in Section 2.3.

         "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents or the Banks by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

          "OECD" means the Organization for Economic Cooperation and Development (or any successor).

         "Participant" is defined in Section 9.20(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         "Permitted Liens" means the Liens described on Schedule 2.

         "Person" means and includes an individual, partnership, limited liability company, joint venture, corporation, trust, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

         "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" or a "substantial employer" as such terms are defined in ERISA.

         "Prime Rate" has the meaning specified in the definition of Base Rate.

         "Purchaser" is defined in Section 9.20(c).

         "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Rights" means rights, remedies, powers, and privileges.

         "Significant Subsidiary" means a Subsidiary of the Borrower (i) the assets of which equal or exceed 5% of all assets of the Borrower and its Subsidiaries as shown on a consolidated balance sheet of the Borrower and its Subsidiaries, (ii) the operating revenue of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the operating revenues of the Borrower and its Subsidiaries for such period, or (iii) the net income of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the net income of the Borrower and its Subsidiaries for such period.

         "Solvent"  means, as to any Person at the time of  determination,  that
(a) the aggregate fair value of such Person's assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.

         "Subsidiary" means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly 50% or more of the issued and outstanding voting stock (or equivalent interests).

         "Taxes" means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Termination Date" means, at any time, August 31, 2000, or the earlier date of termination in whole of the Total Commitment pursuant to Section 2.6.

         "Total Commitment" means at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

         "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

         "United States" and "U.S." each means United States of America.

SECTION 2.                 COMMITMENT.

         2.1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans ("Committed Loans") to the Borrower, at any time and from time to time on and after the date hereof and until the Termination Date. Notwithstanding the foregoing, (a) the aggregate outstanding principal amount of all Committed Loans of a Bank shall not exceed at any time such Bank's Commitment and (b) the Commitment of a Bank which makes a Competitive Loan and the Total Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Loans then outstanding from such Bank (such deemed use of such Bank's Commitment and the Total Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (B) the Total Commitment and (ii) the principal amount of Committed Loans to be made by a Bank pursuant to a Committed Borrowing (whether pursuant to Section 2.3 or as part of a refinancing under Section 2.4) shall equal the product of (x) the percentage which its Commitment (after a Competitive
Reduction for its Competitive Loans outstanding) represents of the Total Commitment (after a Competitive Reduction for all Competitive Loans outstanding times (y) the outstanding aggregate principal amount of all Committed Loans obligated to be made by all Banks in connection with such Committed Borrowing.

         Within the foregoing limits, the Borrower may borrow, repay, prepay, and reborrow hereunder, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.

         2.2 Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex, or telecopy to the Agents a duly completed Competitive Bid Request, to be received by the Agents (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Dallas, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., Dallas, Texas time, two Business Days before the Borrowing Date specified for a proposed Competitive Borrowing. No Base Loan shall be requested in, or, except pursuant to Section 2.11 or Section 2.14, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall, not later than noon on the date of delivery of the Competitive Bid Request, notify the Borrower of such rejection by telex or telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (x) whether the Competitive Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, or both, (y) the Borrowing Date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $3,000,000 or greater than the unused Total Commitment on such Borrowing Date and shall be an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto (which may not end after the

Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telex or telecopier (substantially in the form set forth in Exhibit B hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

                  (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Auction Administration Agent via telex or telecopier, substantially in the form of Exhibit C hereto,
(i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit C may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Borrower, and the Auction Administration Agent shall notify the Bank that submitted the non-conforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $3,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan the Bank is willing to make to the Borrower, (y) specify the Competitive Bid Rate(s) at which the Bank is prepared to make the Competitive Loan, and (z) confirm the Interest Period with respect thereto specified by the Borrower in its Competitive Bid Request. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Auction Administration Agent via telex or telecopier (I) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Auction Administration Agent shall promptly notify the Borrower by telex or telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid on the date of delivery of Competitive Bids pursuant to Section 2.2(b). The Auction Administration Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.2.

                  (d) The Borrower may in its sole and absolute discretion, subject only to provisions of this Section 2.2(d), accept or reject any or all of the Competitive Bids referred to in paragraph (c) above; provided, however, that the aggregate amount of the Competitive

Bids so accepted by the Borrower may not exceed the principal amount of the Competitive Borrowing requested by the Borrower. The Borrower shall notify the Auction Administration Agent by telex or telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, two Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that (w) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of Competitive Loans in respect of which bids at such Competitive Bid Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Loans for which such bids were made, and (z) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $3,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing, if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Loans to be allocated among the Banks is not sufficient to enable Competitive Loans to be allocated to each Bank in a minimum principal amount of $3,000,000 and in integral multiples of $1,000,000, then the Borrower shall select the Banks to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Auction Administration Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopier, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Agent of each Competitive Bid that has been accepted, the amount thereof, and the Competitive Bid Rate therefor and (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                  (f) Upon receipt from the Agent of the LIBO Rate applicable to any Eurodollar Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to Section 2.2(d), the Auction Administration Agent shall notify such Bank of (i) the applicable LIBO Rate and
(ii) the sum of the applicable LIBO Rate plus the Margin bid by such Bank.

                  (g) No Competitive Borrowing shall be made within three Business Days of the date of any other Competitive Borrowing, unless the Borrower and the Auction Administration Agent shall mutually agree otherwise.

                  (h) If the Auction Administration Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Auction Administration Agent pursuant to paragraph (b) above.

     (i) All notices required by this Section 2.2 shall be made in accordance with Section 9.6.

         2.3 Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Borrower shall hand deliver, telex, or telecopy to the Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A-2 hereto (a "Notice of Committed Borrowing"), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, two Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and
(ii) in the case of Base Loans, not later than 11:00 a.m., Dallas, Texas time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Notice of Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans or Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $500,000 and shall be an integral multiple of $100,000), and (z) the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly, and in any event on the same day the Agent receives a Notice of Committed Borrowing pursuant to this Section 2.3, the Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank's portion of the requested Committed Borrowing by telex or telecopier. Each Committed Borrowing shall consist of Loans of the same type made as of the same day and having the same Interest Period.

         2.4 Refinancings. The Borrower may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to Section 2.2 or
Section 2.3, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, without limitation, refinancings of Competitive Loans with Committed Loans and Committed Loans with Competitive Loans. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.8 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Borrower pursuant to Section 2.7(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such

Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.8 to the extent of such failure and the Borrower shall pay such amount to the Agent pursuant to Section 2.8, and (iv) to the extent the Borrower fails to pay to the Agent any amounts due in accordance with Section 2.8 as a result of the failure of a Bank to pay the Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Agent amounts due from it pursuant to (i) above to the full extent of such Bank's portion of such refinanced Loan.

         2.5 Fees. The Borrower agrees to pay to each Bank, through the Agent, on each March 31, June 30, September 30, and December 31 and on the Termination Date, in immediately available funds, a facility fee (a "Facility Fee") calculated by multiplying the percentages set forth below in the contexts set forth below by the Commitment of such Bank, during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Termination Date):

==========================================================================
      Borrower's Senior Unsecured
      Long-Term Debt as Rated by                    Percentage
    Standard & Poor's Ratings Group
--------------------------------------------------------------------------
             AA- or better                          .09 percent
--------------------------------------------------------------------------
                A or A+                             .11 percent
--------------------------------------------------------------------------
              BBB+ or A-                           .125 percent
--------------------------------------------------------------------------
                  BBB                               .17 percent
--------------------------------------------------------------------------
     BBB- or below or is not rated                  .21 percent
==========================================================================

All Facility Fees shall be computed by the Agent on the basis of the actual number of days elapsed in a year of 365 days, and shall be conclusive and binding for all purposes, absent manifest error. The Facility Fee due to each Bank shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

         2.6 Termination and Reduction of Commitments. (a) Subject to Section 2.12(b), the Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least ten Business Days' prior written or telex notice to the Agent (who shall promptly forward a copy thereof to each Bank and the Auction Administration Agent). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000.

                  (b) On the Termination Date the Total Commitment shall be zero.

                  (c) Each reduction in the Total Commitment pursuant to this paragraph shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination or reduction of commitments pursuant to this paragraph, the Borrower shall pay to the Agent for the accounts of the Banks the Facility Fees on the amount of the Total Commitment so terminated or reduced, accrued through the date of such termination or reduction.

         2.7 Loans. (a) Each Borrowing made by the Borrower on any date shall be
(i) in the case of Competitive Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $3,000,000 and (ii) in the case of Committed Loans, in an integral multiple of $100,000 and in a minimum aggregate principal amount of $500,000. Competitive Loans shall be made by the Banks in accordance with Section 2.2(d), and Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. The initial Competitive Loan and Committed Loan by each Bank shall be made against delivery to such Bank of an appropriate Competitive Note and Committed Note, respectively, payable to the order of such Bank, as referred to in Section 2.8.

                  (b) Each Competitive Loan shall be a Eurodollar Loan or a Fixed Rate Loan, and each Committed Loan shall be a Eurodollar Loan or a Base Loan, as the Borrower may request subject to and in accordance with Section 2.2 or Section 2.3, as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note and this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Loan which, if made, would result in an aggregate of more than 10 separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.4, each Bank shall make its portion of each Competitive Borrowing and each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Agent in Dallas, in immediately available funds not later than 12:00 noon, Dallas, Texas time, and the Agent shall by 2:00 p.m., Dallas,

Texas time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.

         2.8 Notes. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note, payable to the order of such Bank in a principal amount equal to the Total Commitment. The Committed Loans made by each Bank shall be evidenced by a single Committed Note payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Competitive Loan and Committed Loan, as evidenced by the relevant Note, shall be payable on the last day of the Interest Period applicable to such Loan. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.9 and
Section 2.10. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating such Note an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable, and the other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to a Bank and unpaid under the Note of such Bank. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Committed Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

         2.9 Interest on Loans. (a) Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the LIBO Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.2(b) and (B) plus, in the case of each Committed Loan, the Margin. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

                  (b) Subject to the provisions of Section 2.10, each Base Loan shall bear interest at the rate per annum (computed on the basis of the actual number of days elapsed over a year of (x) 365 or 366 days, as the case may be if the Base Rate is based on the Prime Rate or (y) 360 days if the Base Rate is based on the Federal Funds Effective Rate) equal to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate. Interest on each Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Base Rate during each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

                  (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.2. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

         2.10 Interest on Overdue Amounts. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate.

         2.11 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market, or that dollar deposits of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination, stating the specific reasons therefor, to the Borrower, the Auction Administration Agent, and the Banks. In the event of any such determination, any request by the Borrower for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         2.12 Prepayment of Loans. (a) Prior to the Termination Date, the Borrower shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.15 but otherwise without premium or penalty, but prepayment of Eurodollar Loans shall require at least five Business Days prior written or telex notice to the Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $100,000 and in a minimum aggregate principal amount of $100,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein. The Borrower shall not have the right to prepay any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.6(a), the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this paragraph shall be subject to Section
2.15 and Section 2.16.

                  (c)  All   prepayments   under  this  Section  2.12  shall  be
accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         2.13 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable Law or regulation or in the interpretation or administration thereof by any Tribunal charged with the interpretation or administration thereof (whether or not having the force of Law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) Taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any Tax which is enacted or adopted by such jurisdiction, political subdivision, or taxing authority as a direct substitute for any such Taxes) or (y) any Tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii) shall impose on such Bank or the Eurodollar Interbank Market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Borrower shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank (through the Agent). Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  (b) If any Bank shall have determined in good faith that the adoption of any applicable law, rule, regulation, or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Tribunal, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change, or compliance

(taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrower shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such reduction upon demand by such Bank (through the Agent). Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  (c) A certificate of a Bank setting forth in reasonable detail
(i) such amount or amounts as shall be necessary to compensate such Bank as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Borrower (with a copy to the Agent) promptly after such Bank determines it is entitled to compensation under this Section 2.13, and shall be conclusive and binding absent manifest error. The Borrower shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such certificate, such Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

                  (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.13 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.

                  (e) In the event any Bank shall seek compensation pursuant to this Section 2.13, the Borrower may give notice to such Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes. Each Bank requesting compensation pursuant to this
Section 2.13 agrees to sell its Commitment, Loans, Notes, and interest in this Agreement and the other Loan Papers to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including, without limitation, any compensation claimed by such Bank under this Section 2.13 and as to which such Bank has delivered the certificate required by Section 2.13(c) on or before the date such Commitment, Loans, and Notes are purchased) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Notes, and interest are purchased. Following any such sale, such Bank shall have no further Commitment or other obligation to the Borrower hereunder or under any other Loan Paper.

                  (f) Notwithstanding anything herein to the contrary, no Bank shall be entitled to any compensation under this Section 2.13 with respect to any Competitive Loan.

                  (g) Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section
2.13 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Notes.

         2.14 Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any or regulation or in the interpretation thereof by any Tribunal charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Agents, such Bank may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Base Loans as of the effective date of such notice as provided in paragraph (b) below and
         (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Base Loans resulting from the conversion of such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

         2.15 Indemnity. The Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of
(a) any failure by the Borrower to borrow hereunder after a Notice of Committed Borrowing pursuant to Section 2 has been given or after Competitive Bids have been accepted, (b) any payment, prepayment, or conversion, other than conversions under Section 2.14(a)(ii), of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (c) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment, or otherwise), or (d) the occurrence of any Event of Default. The indemnity of the Borrower pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed (based on the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower (with a copy to the Agent) and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay to the Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.15 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Notes.

         2.16 Pro Rata Treatment. (a) Each payment or prepayment of principal and each payment of interest with respect to a Competitive Borrowing (at a particular Competitive Bid Rate) or a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Competitive Borrowing or Committed Borrowing, and (b) refinancings of Committed Loans with Committed Loans of any type, refinancings of Competitive Loans with Committed Loans, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with then respective Commitments.

         2.17 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Note held by it (other than pursuant to Section 2.13 or Section 2.15) as a result of which the unpaid principal portion of the Committed Note held by it shall be proportionately less than the unpaid principal portion of the Committed Note held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Note held by such other Bank, so that the aggregate unpaid principal amount of the Committed Note and participations in Committed Notes held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Notes then outstanding as the principal amount of the Committed Note held by it prior to such exercise of banker's lien, setoff, or counterclaim was to the principal amount of all Committed Notes outstanding prior to such exercise of banker's lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any

Bank holding a participation in a Committed Note deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank had made a Committed Loan directly to the Borrower in the amount of such participation.

         2.18 Payments. (a) The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 1:00 p.m. (Dallas, Texas time) on the day when due in dollars to the Agent at its address  referred to on
Schedule 1 for the account of the Banks, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section 2.13 and Section 2.15) or Facility Fees ratably to the Banks and like funds relating to the payment of any other amount (including, without limitation, payments of principal or interest on Competitive Loans which are not made ratably to the Banks) payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest or Facility Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made or will make such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

                  (d) All payments (whether of principal, interest, fees, reimbursements, or otherwise) by the Borrower under this Agreement shall be made without setoff or counterclaim and shall be made free and clear of and without deduction for any present or future Tax, levy, impost, or any other charge against the Borrower, if any, of any nature whatsoever now or hereafter imposed by any Tribunal. If the making of such payments by the Borrower is prohibited by Law unless such a Tax, levy, impost, or other charge is deducted or withheld therefrom, the Borrower shall pay to the Agent, on the date of each such payment, such additional amounts (without duplication of any other amounts required to be paid by the Borrower pursuant to Section 2.13) as may be necessary in order that the net amounts received by the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Borrower shall confirm that all applicable Taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official Tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of any applicable Tax.

                  (e) So long as no Event of Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to accrued interest then due and payable and to the remaining Obligation in the order and manner as the Borrower may direct. At any time during which an Event of Default has occurred and is continuing or if the Borrower fails to give direction, any payment or prepayment shall be applied in the following order:
(i) to expenses and fees for which the Agents and the Banks have not been reimbursed in accordance with the Loan Papers; (ii) to accrued interest; and
(iii) to the remaining Obligation in the order and manner as the Majority Banks deem appropriate.

         2.19 Calculation of LIBO. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

         2.20 Booking Loans. Any Bank may make, carry, or transfer Loans at, to, or for the account of any of its branch offices.

         2.21 Quotation of Rates. It is hereby acknowledged that the Borrower may call the Agent on or before the date on which notice of a Borrowing is to be delivered by the Borrower in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agents and the Banks as follows:

         3.1 Purpose of Credit Facility. The Borrower will use Loan proceeds only for working capital and general corporate purposes of the Companies. The proceeds loaned hereunder will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying any "margin stock" as that term is defined in Regulation G, T, U, or X of the Board, as amended, or to repay any Debt which was created for such purposes.

          3.2 Corporate Existence, Good Standing, and Authority. Each Company is, to the best of the Borrower's knowledge, duly organized, validly existing, and in good standing under the Laws of its state of incorporation (such jurisdictions being identified on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K). Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being, or is contemplated herein to be, conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

         3.3 Subsidiaries. Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K sets forth, in all material respects, all existing Subsidiaries of the Borrower and correctly lists, as to each Subsidiary, (a) its name and (b) its jurisdiction of incorporation. The shares of capital stock of each Subsidiary owned by the Borrower (either directly or indirectly through another Subsidiary), as set forth on Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K, are the duly authorized, validly issued, fully paid, and nonassessable shares of such Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens.

         3.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Company as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are not reflected therein. There have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials between such dates and the date hereof which could reasonably be expected to have a Material Adverse Effect. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities.

         3.5 Compliance with Laws, Charter, and Agreements. No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Significant Subsidiary is, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower or any Significant Subsidiary to be, in violation of its bylaws or charter.

         3.6 Litigation. Except as described on Schedule 3.6 and to the knowledge of the Borrower, no Company is aware of any "Material" Litigation, and there are no Material outstanding or unpaid judgments against any Company. Material for purpose of this Section 3.6 in relation to Litigation would include any actions or proceedings pending or threatened against any Company before any court or Tribunal seeking damages, net of insurance proceeds to the Company, in excess of $1,000,000 in any case or 1% of Consolidated Net Worth in the aggregate, or which might result in any Material Adverse Effect.

         3.7 Taxes. All returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all Taxes imposed upon each Company which are due and payable have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied.

         3.8 Environmental Matters. No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company's assets. None of any Company's assets have been used by such Company or, to the Borrower's knowledge, any other Person as a dump site for any Hazardous Substance.

         3.9 Employee Benefit Plans. (a) No employee benefit plan as defined in the Code and Title IV of ERISA of any Company has incurred an accumulated funding deficiency in an amount sufficient to have a Material Adverse Effect,
(b) no Company has incurred material liability to the PBGC in connection with any such plan, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, and (d) to the best of the Borrower's knowledge, no "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) or "reportable event" (as defined in section 4043 of ERISA) has occurred which could reasonably be expected to have a Material Adverse Effect.

         3.10 Properties; Liens. Each Company has good and marketable (except for Permitted Liens) title to all its property reflected on the Current Financials (except for dispositions of property in the ordinary course of business between the date or dates thereof and the date hereof). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.

         3.11 Holding Company and Investment Company Status. The Borrower is not
(a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (d) an "investment adviser" within the meaning of the Investment Advisers Act of

1940,  as  amended,   or  (e)  subject  to  the   jurisdiction  of  the  Federal
Communications Commission or any public service commission.

         3.12 Transactions with Affiliates. Except as disclosed on Schedule 3.12, no Company is a party to a material transaction with any of its Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 3.12, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

         3.13 Leases. All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder, the effect of which would have a Material Adverse Effect.

         3.14 Labor Matters. There are no actual or, to the Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by any Company's employees, the effect of which would have a Material Adverse Effect.

         3.15 Insurance. Each Company maintains with financially sound insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 3.15.

         3.16 Solvency. The Companies are, and after giving effect to the transactions contemplated under the Loan Papers will be, solvent.

         3.17 Business. The business of the Borrower, as presently conducted and as proposed to be conducted, is set forth on Schedule 3.17.

         3.18 General. There is no material fact or condition relating to the Loan Papers or the financial condition and business of any Company which could reasonably be expected to have a Material Adverse Effect and which has not been related, in writing, to the Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by any Company. All writings exhibited or delivered to the Agent by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.

SECTION 4.                 CONDITIONS PRECEDENT.

         4.1 Initial Loan. No Bank will be obligated to fund the initial Loan unless the Agent has received all of the following in form and substance satisfactory to the Agent and its special counsel:

                  (a) Loan Papers. This Agreement, the Notes, a Notice of Committed Borrowing or a Competitive Bid Request, and the Current Financials.

                  (b) Officers' Certificates. A certificate dated as of the date hereof, executed and delivered by the Borrower, certifying that (i) attached is a true, correct, and complete copy of (A) the Borrower's charter, certified by the appropriate state official and dated no more than ten (10) days prior to the date hereof, (B) the Borrower's bylaws, and (C) resolutions of the Borrower's board of directors authorizing the execution and delivery of each Loan Paper to which the Borrower is a party and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of the Borrower.

                  (c) Good Standing, Existence, and Authority. Certificates (dated no more than ten (10) days prior to the date hereof) relating to the Borrower's existence, good standing, and authority to transact business issued by appropriate state officials as set forth on Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K.

                  (d) Opinions of Counsel. The favorable opinion, dated the Closing Date and substantially in the form of Exhibit E of Boles, Boles & Ryan, special counsel to the Borrower.

                  (e) Fees and Expenses. Payment from the Borrower of all fees then due the Agents or the Banks pursuant to this Agreement or any other agreement.

                  (f) Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Agent may reasonably request.

         4.2 Each Loan. In addition, the Banks will not be obligated to fund any Loan unless at the time of such funding (a) the representations and warranties made in the Loan Papers (other than, after the initial Loan, those contained in the penultimate sentence of Section 3.4 and the first sentence of Section 3.18) are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement), (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding of such Loan is permitted by Law and (d) if requested by the Agent or the Majority Banks, the Borrower shall have delivered to the Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan.

         4.3 Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

         4.4 Waiver of Conditions. Subject to the provisions of Section 9.15, the Majority Banks may elect to fund any Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Loan, unless the Majority Banks (or, if required by Section 9.15, all Banks) specifically waive each such item in writing.

SECTION 5. COVENANTS. So long as the Banks are committed to make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, unless the Borrower receives a prior written notice from the Majority Banks (or, if required by Section 9.15, all Banks) that they do not object to a deviation, the Borrower covenants and agrees with the Agents and the Banks as follows:

         5.1 Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein.

         5.2 Books and Records. Each Company shall keep, in accordance with GAAP, proper and complete books, records, and accounts.

         5.3 Items to be Furnished. The Borrower shall cause the following to be furnished to the Agent:

                  (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of the Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by (i) the opinion of KPMG Peat Marwick Main (or another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Banks), based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Agent, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.

                  (b) Promptly after preparation, and no later than 60 days after the last day of each of the first three quarters of each fiscal year of the Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                  (c) Promptly after preparation (and no later than the later of 15 days (a) after such filing is due or (b) after timely filing, if filed with the Securities and Exchange Commission), true copies of all regular and periodic reports, statements, documents, plans, and other written communications furnished by or on behalf of any Company to stockholders or to the Securities and Exchange Commission. However, only registration statements covering more than 2 percent of the Borrower's outstanding shares of common stock shall be required to be furnished unless specifically requested by the Agent.

                  (d) Promptly upon receipt thereof, copies of any notices received from any Tribunal (including, without limitation, state regulatory agencies) relating to the possible violation or violation of any Law which might materially and adversely affect the franchises, permits, or rights for the operation of the business of any Company.

                  (e) Notice, promptly after the Borrower knows or has reason to know of, (i) the existence of any Material Litigation as defined in
         Section 3.6, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, or (iii) a Default or Event of Default, specifying the nature thereof and what action the Borrower or any other Company has taken, is taking, or proposes to take with respect thereto.

                  (f) Promptly upon the Agent's reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.

         5.4 Inspection. The Borrower shall allow the Agent and each Bank, when the Agent or such Bank reasonably deems necessary, at such Bank's own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of such Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.

         5.5 Taxes. Each Company shall promptly pay when due any Taxes, except those which if unpaid would not cause a Material Adverse Effect and Taxes for which the criteria for Permitted Liens have been satisfied. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         5.6 Payment of Obligations. Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due, but no Company will make any voluntary prepayment of the principal of any Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.

         5.7 Expenses of Agent. The Borrower shall promptly pay all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Agent in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent) or to the enforcement of the obligations of any Company or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

         5.8 Maintenance of Existence, Assets, Business, and Insurance. Except as permitted by Section 5.12, each Company shall at all times: Maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain either (a) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (b) a comparable self-insurance program.

         5.9 Preservation and Protection of Rights. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Agent may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Agents or the Banks under any Loan Paper.

         5.10 Employee Benefit Plans. No Company will, directly or indirectly, if it would have a Material Adverse Effect, (a) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code),
(b) permit the funding requirements under ERISA with respect to any employee benefit plan established or maintained by any Company to ever be less than the minimum required by ERISA, (c) permit any employee benefit plan established or maintained by any Company to ever be subject to involuntary termination proceedings, or (d) fully or partially withdraw from any Multiemployer Plan.

         5.11 Liens. No Company will create, incur, or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon any of its assets.

         5.12 Acquisitions, Mergers, and Dissolutions. No Company will merge or consolidate with any Person other than any merger or consolidation whereby the Borrower (or another Company, if the Borrower is not a party thereto) is the surviving corporation and immediately after such merger or consolidation there shall not exist any Default or Event of Default.

         5.13     Loans, Advances, and Investments.  Except as permitted by
Section 5.12, no Company will make any loan, Guaranties, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) expense accounts for and other advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time; (b) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (c) certificates of deposit issued by any of the Banks; (d) certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and, unless Borrower has a written commitment to borrow funds from such commercial bank, which certificates of deposit have one of the two highest ratings from Moody's Investors Service, Inc., or Standard & Poor's Ratings Group; (e) commercial paper rated A-1 by Moody's Investors Service, Inc., or P-1 by Standard & Poor's Ratings Group; (f) investments having one of the two highest ratings from Moody's Investors Service, Inc., or Standard & Poor's Ratings Group; (g) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (h) loans from any Company to any other Company and investments by any Company in any other Company and Guaranties by any Company of the Debt of any other Company; (i) investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A.M. Best Company (as reported in Best's Insurance Reports) of at least "A+"; provided, however, that if such Person's financial rating is downgraded to less than "A+", then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least "A+", (ii) such cash value insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph (m) of this Section 5.13; (j) investments in the capital stock or securities of or loans to or Guaranties of the Debt of any Person engaged in business comparable to the general business of any Company (x) in which a Company possesses (or will possess, after such investment) an equity ownership interest in such Person or (y) secured by the borrower's interest in such business; (k) in the ordinary course of business and investments in the capital stock of the Rural Telephone Bank, National Bank for Cooperatives, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow; (l) Guaranties of the Debt of the Borrower's Employee Stock Ownership Plan; and (m) other loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value).

         5.14 Transactions with Affiliates. No Company will enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 5.14, such transactions are "material" if



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



they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

         5.15 Sale of Assets. No Company will sell, lease, or otherwise dispose of all or any substantial part of its assets other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment, (c) the exchange of assets -- other than equipment -- for similar assets of equal or greater value, (d) the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection, and (e) in any 12-month period, dispositions of assets (net of acquisitions of similar assets) that, when added to all other such dispositions by all Companies, do not exceed 10 percent of Consolidated Net Worth.

         5.16 Compliance with Laws and Documents. No Company will violate the provisions of any laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Agent a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.

         5.17 New Businesses. No Company will engage in any material business other than the businesses in which it is presently engaged or businesses related thereto, as described on Schedule 3.17.

         5.18 Assignment. The Borrower will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         5.19 Fiscal Year and Accounting Methods. The Borrower will not change its fiscal year or accounting methods (other than immaterial changes and changes required by changes in GAAP) without the prior written consent of the Agent (which shall not be unreasonably withheld).

         5.20 Holding Company and Investment Company Status. The Borrower will not conduct its business in such a way that it will become (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.



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



         5.21 Environmental Laws. Each Company shall conduct its business so as to comply with all applicable Environmental laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws.

         5.22 Environmental Indemnification. Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for a period of time set forth in the statute of limitations in any applicable Environmental Law.

         5.23 Ratio of Funded Debt to Net Worth. As calculated at the end of each fiscal quarter of the Borrower, the Borrower shall not permit (a) Funded Debt of the Companies to exceed 185% of Consolidated Net Worth or (b) Funded Debt of the Companies other than the Borrower to exceed 150% of Consolidated Net Worth (excluding Borrower's portion thereof). For purposes of this Section 5.23, Funded Debt shall include any Company's Guaranty of Funded Debt of any Person other than another Company or the Borrower's Employee Stock Ownership Plan.

         5.24 Ratio of EBIT to Interest Expense and Preferred Stock Dividends. As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit EBIT of the Companies to be less than 150% of the sum of (a) consolidated interest expense of the Companies and (b) dividends declared or paid by any Company (other than to another Company) on its preferred capital stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice).

         5.25 Tax Consolidation. If the Borrower is acquired by another Person and, as a result of such acquisition, the Borrower or the Borrower and any Subsidiary becomes an "includible corporation" within the meaning of section 1504(b) of the Code and files a consolidated federal income tax return as a member of an "affiliated group" of corporations within the meaning of section 1504(a) of the Code, the Borrower shall require the parent


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



corporation of the affiliated group to enter into an agreement which shall provide that if the Borrower or such Subsidiary shall sustain any loss that may be applied to reduce the consolidated taxable income of the affiliated group of which the Borrower or the Borrower and such Subsidiary is or was a member, such parent corporation will pay, or cause all corporations (other than the Borrower and the Subsidiaries) which were members of the affiliated group for the year in which such loss is applied to pay, to the Borrower or such Subsidiary, as the case may be, promptly after filing the consolidated federal income tax return for such taxable year, an amount equal to the excess of (i) the consolidated federal income tax liability of the affiliated group for such year, computed without reducing the consolidated taxable income of such group by the amount of the Borrower's or such Subsidiary's loss, over (ii) the consolidated federal income tax liability of such group for such year computed by including the Borrower's or such Subsidiary's loss in consolidated taxable income. If any corporation (other than the Borrower or a Subsidiary) which is a member of such affiliated group shall sustain any such loss in a taxable year, the Borrower and each Subsidiary which is or was a member of such affiliated group for such year may agree to pay to the member sustaining such loss, or to pay to the parent corporation of such affiliated group for distribution to such member, an amount equal to the excess of (i) the consolidated federal income tax liability which the Borrower and said Subsidiaries would have incurred for such year, if such liability had been computed on a basis which was not consolidated with the other members of such affiliated group, over (ii) the total federal income tax liability (taking into account such member's loss) which the Borrower and said Subsidiaries actually were required to pay for such year.

SECTION 6. DEFAULT. The term "Event of Default" means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided that, if any such event occurs and the Banks or Majority Banks, as required by the provisions of Section 9.15, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):

         6.1 Payment of Obligation. The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower's failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower's control, shall not be deemed an Event of Default.

         6.2      Covenants.

                  (a) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Sections 5.11, 5.12, 5.14, 5.17, 5.18, 5.19, 5.20, 5.23,
         and 5.24.



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



                  (b) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 10 days after notice from the Agent to the Borrower.

         6.3 Debtor Relief.  The Companies shall not be Solvent,  or any Company
(a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Agents or the Banks granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         6.4 Attachment. The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) of 1 percent of Consolidated Net Worth or more.

         6.5 Payment of Judgments. Any Company fails to pay any judgments or orders for the payment of money in excess of 1 percent of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.

         6.6 Default Under Other Agreements. A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 1 percent of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment.

         6.7 Antitrust Proceedings. A petition or complaint is filed before or by any Tribunal (including, without limitation, the Federal Trade Commission, the United States Justice Department, or the Federal Communications Commission) seeking to cause the Borrower or any Subsidiary to divest a significant portion of its assets or any of its Subsidiaries pursuant to any antitrust, restraint of trade, unfair competition, or similar laws, and such petition or complaint is not dismissed or discharged within 270 days after the filing thereof.

         6.8 Misrepresentation. Either Agent or any Bank discovers that any statement, representation, or warranty in the Loan Papers, other than, after the initial Loan, those contained in the penultimate sentence of Section 3.4 and the first sentence of Section 3.18, any Financial Statement of the Borrower, or any writing ever delivered to either Agent or any Bank pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

SECTION 7.                 RIGHTS AND REMEDIES.

         7.1      Remedies Upon Event of Default.

                  (a) Should an Event of Default occur and be  continuing  under
         Section 6.3, the commitment of the Banks to make Loans shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.

                  (b) Should any other Event of Default occur and be continuing, subject to any agreement among the Banks, the Agent may (and shall upon the request of the Majority Banks), at its (or the Majority Banks') election, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 7.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Agent to the Borrower); (ii) terminate commitments to make Loans hereunder; (iii) reduce any claim to judgment; (iv) exercise (or request each Bank to exercise) the Rights of offset or banker's Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Bank to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the laws of the State of Texas or any other jurisdiction as the Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Banks in any of the Loan Papers.

         7.2 Waivers. The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

         7.3 Performance by Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Agent may, at its option (but subject to the approval of the Majority Banks), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Agent in such performance or attempted performance shall be reasonable, payable by the Borrower to the Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by the Agent until paid. Notwithstanding the foregoing, it is expressly understood that the Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         7.4 Delegation of Duties and Rights. The Agents and the Banks may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Agent and their and the Agent's officers, directors, employees, attorneys, agents, or other representatives.

         7.5 Banks Not in Control. None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Agents or the Banks the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of the Agents and the Banks being limited to the Right to exercise the remedies provided in this Section 7.

         7.6 Waivers by Banks. The acceptance by the Agents or the Banks at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agents, the Majority Banks, or all of the Banks of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Agents, the Majority Banks, or all of the Banks in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         7.7 Cumulative Rights. All Rights available to the Agents and the Banks under the Loan Papers are cumulative of and in addition to all other Rights granted to the Agents and the Banks at law or in equity, whether or not the Obligation is due and payable and whether or not the Agents or the Banks have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         7.8 Application of Proceeds. Any and all proceeds ever received by the Agents or the Banks from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations in the order and manner set forth in Section 2.18.

         7.9 Certain Proceedings. The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agents or the Banks may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Agents' and the Banks' remedies at law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 8.                 AGREEMENT AMONG BANKS.

         8.1      Agents.

                  (a) Each Bank hereby irrevocably appoints and authorizes the Agents to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

                  (b) The Agent may resign at any time by giving written notice thereof to the Banks, the Auction Administration Agent, and the Borrower and may be removed as the Agent under this Agreement and the Notes at any time with cause by all Banks other than the Agent (the "Removing Banks"). Upon any such resignation or removal, the Majority Banks shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor Agent from among the Banks (other than the resigning Agent). If no successor
Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving notice of resignation or the Removing Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, with the consent of the Borrower, not to be unreasonably withheld, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder and under the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation or removal as the Agent hereunder and under the Notes, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Notes.

                  (c) The Auction Administration Agent may resign at any time by giving written notice thereof to the Banks, the Agent, and the Borrower and may be removed as the Auction Administration Agent under this Agreement and the Notes at any time with cause by all Banks other than the Auction Administrative Agent (the "AAA Removing Banks"). Upon any such resignation or removal, the Majority Banks shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Auction Administration Agent's giving notice of resignation or the AAA Removing Banks' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Banks, appoint a successor Auction Administration Agent, with the consent of the Borrower, not to be unreasonably withheld, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Auction Administration Agent hereunder and under the Notes by a successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Auction Administration Agent, and the retiring Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Auction Administration Agent's resignation or removal as the Auction Administration Agent hereunder and under the Notes, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Auction Administration Agent under this Agreement and the Notes.

                  (d) If either Agent fails to take any action under any Loan Paper after an Event of Default and within a reasonable time after being reasonably requested to do so by any Bank (when such Bank is entitled to make such request under the Loan Papers and after such requesting Bank has obtained the concurrence of such other Banks as may be required hereunder), such Agent shall not suffer or incur any liability as a result of such failure or refusal, but such requesting Bank may request such Agent to resign as such Agent, whereupon such Agent shall so resign upon receiving such request.

                  (e) The Agent, in its capacity as a Bank, shall have the same Rights under the Loan Papers as any other Bank and may exercise the same as though it were not acting as the Agent or the Auction Administration Agent; the term "Bank" shall, unless the context otherwise indicates, include the Agent; and any resignation by the Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Bank.

                  (f) Subject in all respects to the terms and conditions of the Loan Papers, the Agents may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing, or other financing transactions (collectively, the "other financings") not the subject of the Loan Papers, with one or more of the Companies, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with one or more of the Companies, in each case with no responsibility to account therefor to the Banks. Without limiting Rights to which the Banks are specifically entitled under the Loan Papers, no other Banks shall have, by virtue of their being parties hereto, any interest in (i) any such other financings, (ii) any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Papers, (iii) any present or future offset exercised by such Agent in respect of such other financings, or (iv) any present or future property taken as security for any such other financings even if such property may become security for the obligations of any Company arising under the Loan Papers by reason of a general description of indebtedness related to any such other financings; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduce the Obligations, then each Bank shall be entitled to share in such application according to its pro rata part thereof.

         8.2 Expenses. Each Bank shall pay its pro rata part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by either Agent in connection with any of the Loan Papers if such Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Bank shall be entitled to receive its pro rata part of any reimbursement for such expenses, or part thereof, which such Agent subsequently receives from such other sources.

         8.3 Proportionate Absorption of Losses. Except as herein provided, nothing in the Loan Papers shall be deemed to give any Bank any advantage over any other Bank insofar as the portion of the Obligation arising under the Loan Papers is concerned, or to relieve any Bank from absorbing its pro rata part of any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Bank result in any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Bank's pro rata part of the Obligation).

         8.4 Delegation of Duties; Reliance. Each Agent may exercise any of its duties under the Loan Papers by or through its officers, directors, employees, attorneys, or agents (collectively, "Representatives"), and each Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by such Agent, (b) be entitled to deem and treat each Bank as the owner and holder of its pro rata part of the Obligation for all purposes until, subject to Section 9.20, written notice of the assignment or transfer thereof shall have been given to and received by such Agent (and, any request, authorization, consent, or approval of any Bank shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's pro rata part of the Obligation or Participant therein), and (c) not be deemed to have notice of the occurrence of an Event of Default unless an officer of such Agent has actual knowledge thereof or such Agent has been notified thereof by a Bank or the Borrower.

         8.5      Limitation of Agents' Liability.

                  (a) Neither of the Agents nor any of their respective Representatives (as defined in Section 8.4) shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE AGENTS AND THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS RESULTING FROM THEIR

ORDINARY CONTRIBUTORY NEGLIGENCE OR UNDER CLAIMS OF STRICT
LIABILITY), and neither of the Agents nor any of their respective Representatives has a fiduciary relationship with any Bank by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of each Agent to account for funds received by it for the account of any Bank).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If either Agent requests instructions from the Banks or from the Majority Banks, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall either Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or onerous civil liability.

                  (c) Neither Agent shall be responsible in any manner to any Bank or any Participant for, and each Bank represents and warrants that it has not relied upon either Agent in respect of, (i) the creditworthiness of the Borrower and the risks involved to such Bank, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper,
(iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or (iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. Each Bank also acknowledges and agrees that it will, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Bank agrees to indemnity each Agent and its respective Representatives and hold them harmless from and against (but limited to such Bank's pro rata part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, except to the extent the same result solely from fraud, gross negligence, or willful misconduct by such Agent or its Representatives (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE AGENTS AND THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS RESULTING FROM THEIR ORDINARY CONTRIBUTORY NEGLIGENCE OR UNDER CLAIMS OF STRICT LIABILITY).

         8.6 Default. Upon the occurrence and continuance of an Event of Default, the Banks agree to promptly confer in order that the Majority Banks (or, if required by Section 9.15, all Banks) may agree upon a course of action for the enforcement of the Rights of the Banks; provided that the Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve the Rights of the Agents and the

Banks hereunder, pending agreement by the Majority Banks (or, if required by Section 9.15, all Banks) on the course of action to be taken.

         8.7 Limitation of Liability of Banks. No Bank or any Participant shall incur any liability to any other Bank or Participant except for acts or omissions in bad faith, and no Bank or any Participant shall incur any liability to any Company or any other Person for any act or omission of any other Bank or any Participant.

         8.8 Relationship of Banks. Nothing herein shall be construed as creating a partnership or joint venture among the Agents, the Agents and the Banks, or the Banks.

         8.9 Foreign Banks. Each Bank that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (a) represents to the Agents and the Borrower that (i) under applicable Laws and treaties no Taxes will be required to be withheld by the Agents or the Borrower with respect to any payments to be made to such Bank in respect of the Obligation and (ii) it has furnished to the Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (b) covenants to (i) provide the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank and (ii) comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.10 Benefits of Agreement. Except for requiring the Borrower's consent under Section 8.1(b) and the representations and covenants in Section 8.9 in favor of the Borrower, none of the provisions of this Section 8 shall inure to the benefit of any Company or any Person other than the Agents, the Banks, and the Participants; consequently, neither any Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of either Agent or any Bank to comply with such provisions.

SECTION 9.                 MISCELLANEOUS.

         9.1 Changes in GAAP. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to Section 5.19, then such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of the Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered shall either be (a) supplemented with financial information prepared in comparative form, in compliance with the former method of accounting used prior to such change, as well as with the new method or methods of accounting and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to that portion of such supplemental information that complies with the former methods of accounting, or (b) supplemented with financial information prepared in compliance with such new method or methods of accounting but accompanied by such information, in form and detail satisfactory to Lenders, that will allow Lenders to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to such supplemental information as adjusted to reflect compliance with such former method or methods of accounting.

         9.2 Money and Interest. Unless stipulated otherwise (a) all references in any of the Loan Papers to "dollars," "money," "payments," or other similar financial or monetary terms are references to currency of the United States of America and (b) all references to interest are to simple and not compound interest.

         9.3 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

         9.4 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         9.5 Exhibits. If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

         9.6 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the Business Day it is received by the party to be notified at the address indicated on Schedule 1 (unless changed by notice pursuant hereto), properly stamped, sealed, and deposited in the appropriate official postal service.

         9.7 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably required by the Agent and its counsel.

         9.8 Exceptions to Covenants. The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         9.9 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.

         9.10 Governing Law. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Texas, and the laws (other than conflict-of-laws provisions thereof) of such State and of the United States of America shall govern the Rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation of the Loan Papers.

         9.11 VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,
(d) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN DALLAS, TEXAS, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO THE AGENT EVIDENCE THEREOF, IF REQUESTED, (e) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (f) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS ON THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (g) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION.

         9.12 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, no Bank shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event the Banks ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment without penalty of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Banks shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Banks and the Borrower agree that such is the case and that provision herein for multiple Borrowings and multiple Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Banks shall refund such excess, and, in such event, the Banks shall not be subject to any penalties provided by any Law for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling," the "quarterly ceiling," or "annualized ceiling" from time to time in effect under such Article 1.04, whichever the Banks shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 1.04; and the Banks shall be entitled to make such election from time to time and one or more times and, without notice to the Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 1.04. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not govern or in any manner apply to the Obligation.

         9.13 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar thereto as may be possible and be legal, valid, and enforceable.

         9.14 Entirety. A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR
BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY
FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY

PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE BORROWER, THE AGENTS, AND THE BANKS (OR BY THE BORROWER FOR THE BENEFIT OF THE AGENTS OR ANY BANK) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS PARAGRAPH IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

         9.15 Amendments, Etc. No amendment or waiver of any provision of any Loan Paper nor consent to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all Banks, do any of the following: (a) increase or decrease the Commitments, or extend the due date for payment of any of the Obligation, (b) reduce the principal amount of Loans due hereunder or any interest rate or the amount of fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), (c) amend or waive compliance with this Section 9.15 or (d) amend the definition of Majority Banks; provided that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this or any other Loan Paper.

         9.16 Waivers. No course of dealing nor any failure or delay by the Agents, any Bank, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Banks hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Banks (or the Majority Banks, if permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         9.17 Taxes. Any Taxes (excluding income taxes) payable or ruled payable by any Tribunal in respect of this Agreement or any other Loan Paper shall be paid by the Borrower, together with interest and penalties, if any.

         9.18 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Banks shall not be obligated to extend credit to the Borrower in violation of any Law.

         9.19 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Bank execute the same counterpart so long as identical counterparts are executed by the Borrower and each Bank. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to the Agent by each Bank, the Agents, and the Borrower, or, in the case only of the Banks, when the Agent shall have received telecopied, telexed, or other evidence satisfactory to it that each Bank has executed and is delivering to the Agent a counterpart hereof.

         9.20     Successors and Assigns; Participations; Assignments.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that (i) the Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Papers to which it is a party without the express written consent of all Banks, and (ii) except as permitted under Section 2.20 and this Section 9.20, no Bank may transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

                  (b) Subject to the provisions of this Section 9.20, any Bank (other than a Designated Lender) may sell to one or more Persons (each a "Participant") participating interests (in each case not less than $2,500,000 and in an integral multiple of $500,000) in its portion of the Obligation; provided that each Bank's Commitment must be at least 50 percent of its Commitment on the date of this Agreement at all times and the Agent and the Borrower shall have the right to approve any Participant which is not a financial institution. In the event of any such sale to a Participant, (i) such Bank shall remain a "Bank" under this Agreement and the Participant shall not constitute a "Bank" hereunder, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible for the performance thereof, (iv) such Bank shall remain the holder of its share of the Obligation for all purposes under this Agreement, and (v) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's Rights and obligations under the Loan Papers. Participants shall have no Rights under the Loan Papers, other than certain voting rights as provided below. Each Bank shall be entitled to obtain (on behalf of its Participants) the benefits of Section 2 with respect to all participations in its Loans outstanding from time to time. No Bank shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Papers, or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of Section 2 or a Bank grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Bank must include a voting mechanism in the relevant participation agreement whereby a majority of such Bank's portion of the Obligation (whether held by such Bank or participated) shall control the vote for all of such Bank's portion of the Obligation. Except in the case of the sale of a participating interest to a Bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

                  (c) Subject to the provisions of this Section 9.20, any Bank may, with the prior written consent of the Agent and the Borrower
         (which will not be unreasonably withheld), sell to one or more financial institutions (each a "Purchaser") a proportionate part (in each case not less than $2,500,000 and in an integral multiple of $500,000) of its Rights and obligations under the Loan Papers pursuant to an assignment agreement between such Purchaser and such Bank; provided that each Bank's Commitment must be at least 50 percent of its Commitment on the date of this Agreement at all times and provided, further, that NBD Bank may assign all of its Rights and obligations under the Loan Papers to one or more of its Affiliates in connection with a corporation reorganization of NBD Bank and its affiliates without the consent of Agent or Borrower. Upon (i) delivery of an executed copy of the assignment to the Borrower and the Agent and (ii) payment of a fee of $2500 from such Bank to the Agent, from and after the assignment's effective date (which shall be after the date of such delivery), such Purchaser shall for all purposes be a Bank hereunder and shall have all the Rights and obligations of a Bank hereunder to the same extent as if it were an original party hereto with commitments as set forth in the assignment agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon any transfer pursuant to this Section 9.20(c), Schedule 1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser and the Agent shall deliver to the Borrower and the Banks an amended Schedule 1 reflecting such changes. A Purchaser shall be subject to all the provisions in this Section 9.20 the same as if it were a Bank as of the date hereof. Notwithstanding anything herein to the contrary, no Designated Lender may make an assignment pursuant to the provisions of this Section 9.20(c), other than to the Bank which originally designated the Designated Lender.

                  (d) Each Bank (other than a Designated Lender) may designate a Designated Lender to make Competitive Loans as a Bank pursuant to this Agreement; provided, however, that (i) no such Bank shall be entitled to make more than one such designation, (ii) each such Bank making such designation shall retain the right to make Competitive Bid Loans as a Bank pursuant to this Agreement and (iii) each such designation shall be to a Designated Lender approved by the Borrower, the Agent and the Auction Administration Agent, and the parties to each such designation shall execute and deliver a Designation Agreement, for acceptance by the Borrower, the Agent and the Auction Administration Agent. Upon such execution, delivery, and acceptance, and the execution and delivery by the Borrower to the Designated Lender of a Competitive Note in the same principal amount as that previously delivered to the Bank making such designation, from and after the effective date specified in each Designated Agreement, the designee thereunder shall be a party hereto with the right to make Competitive Bid Loans as a Bank pursuant to this Agreement, and shall have the obligations related thereto. By executing and delivering a Designation Agreement, the Bank making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows:

                           (i) such Bank makes no representation or warranty and
                  assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto;

                           (ii) such Bank makes no  representation  or  warranty
                  and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan paper or any other instrument or document furnished pursuant hereto or thereto;

                           (iii) such  designee  confirms that it has received a
                  copy of this Agreement and each other Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement;

                           (iv) such designee  will,  independently  and without
                  reliance upon the Agent, the Auction Administration Agent, such designating Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Paper;

                           (v) such designee confirms that it is a Designated Lender;

                           (vi) such designee  appoints and  authorizes  (A) the
                  Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and (B) the Auction Administration Agent to take such actions as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Auction Administration Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and

                           (vii) such  designee  agrees that it will  perform in
                  accordance with their terms all of the obligations which by the terms of this Agreement and each other Loan Paper are required to be performed by it as a Bank.

                  (e) If pursuant to Section 9.20(c) any interest in the Obligation is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Bank shall cause such Purchaser, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent, and the Borrower) that under applicable Laws and treaties no Taxes will be required to be withheld by the Agent, the Borrower, or the transferor Bank with respect to any payments to be made to such Purchaser in respect of the Obligation, (ii) to furnish to each of the transferor Bank, the Agent, and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Purchaser claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent, and the Borrower) to provide the transferor Bank, the Agent, and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Purchaser, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         9.21 Confidentiality. All nonpublic information furnished by the Companies to the Agents or the Banks in connection with the Loan Papers and the transactions contemplated thereby will be treated as confidential, but nothing herein contained shall limit or impair the Agent's or any Bank's right, and the Agent and the Banks shall be entitled, (a) to disclose the same to any Tribunal or as otherwise required by Law or to any prospective or actual Participant or Purchaser or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or Purchaser (provided that such prospective or actual Participant or Purchaser has agreed in writing to comply with this Section 9.21), (b) to use such information to the extent pertinent to an evaluation of the Obligation, (c) to enforce compliance with the terms and conditions of the Loan Papers, and (d) to take any action which the Agent or any Bank deems necessary to protect its interests if an Event of Default has occurred and is continuing.

         9.22 Conflicts and Ambiguities. Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

         9.23 General Indemnification. The Borrower shall indemnity, protect, and hold the Agents and the Banks and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and  attorneys  (collectively,  the  "Indemnified  Parties")  harmless  from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and legal expenses whether or not suit is brought and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the Loan Papers or any of the transactions contemplated therein (collectively, the

"Indemnified Liabilities"), to the extent that any of the Indemnified Liabilities results, directly or indirectly, from any claim made or action, suit, or proceeding commenced by or on behalf of any Person other than the
Indemnified Parties; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for the period of time set forth in any applicable statute of limitations.

         9.24 Investment Representation. The Notes are being acquired by the Banks for their own respective account for investment and not with the view to, or for sale in connection with, any distribution thereof. The Banks understand that the Notes will not be registered under the Securities Act of 1933 or any securities act of any state pursuant to an exemption from the registration provisions thereof. Each Bank shall indemnify the Borrower against and hold it harmless from any claim, and any cost or expense therefrom, that the Borrower shall have committed a violation of applicable Law by virtue of the exercise by such Bank of its right to sell participations or make assignments hereunder.

         EXECUTED as of the day and year first mentioned.


                            CENTURY TELEPHONE ENTERPRISES,
                            INC.


                            By          /s/ R. Stewart Ewing, Jr.
                                        --------------------------
                                Name:   R. Stewart Ewing, Jr.
                                Title:  Senior Vice President and
                                        Chief Financial Officer



                            BANK ONE, TEXAS, N.A
                            as the Agent, the Auction Administration
                            Agent, and a Bank


                            By          /s/ Fred Points
                                        --------------------------
                                Name:   Fred Points
                                Title:  Vice President



                            NBD BANK



                            By          /s/ D. Andrew Bateman
                                        --------------------------
                                Name:   D. Andrew Bateman
                                Title:  First Vice President



                            FIRST NATIONAL BANK OF COMMERCE



                            By          /s/ Suzanne G. Babin
                                        --------------------------
                                Name:   Suzanne G. Babin
                                Title:  Vice President

                            WACHOVIA BANK OF GEORGIA, N.A.


                            By          /s/ Douglas L. Williams
                                        ---------------------------
                                Name:   Douglas L. Williams
                                Title:  Senior Vice President
                                        Group Executive



                            PNC BANK, NATIONAL ASSOCIATION


                            By          /s/ Scott C. Meves
                                        --------------------------
                                Name:   Scott C. Meves
                                Title:  Vice President

                                    SCHEDULE 1

            Parties, Addresses, Committed Sums, and Wiring Information

Borrower All notices confirming amounts borrowed and the interest rate thereon, responses to Competitive Bid Requests, notices regarding amounts of any principal or interest payments due and any billings for Facility Fees should be directed to:

                                     Century Telephone Enterprises, Inc.
                                     P. O. Box 4065
                                     Monroe, Louisiana 71211-4065
                                     Attention: Director of Treasury Services
                                     FAX No.: 318-388-9602

                   Other written communications:

                                     Century Telephone Enterprises, Inc.
                                     P. O. Box 4065
                                     Monroe, Louisiana 71211-4065
                                     Attention: David G. Thiels, Treasurer
                                     FAX No.: 318-388-9602

                                     with a copy to:

                                     Harvey P. Perry, Senior Vice President,
                                     Secretary and General Counsel
                                     Century Telephone Enterprises, Inc.
                                     P. O. Box 4065
                                     Monroe, Louisiana 71211-4065
                                     FAX No.: 318-388-9562

Agent                                Bank One, Texas, N.A.
-----
                                     Bank One Center
                                     Third Floor
                                     1717 Main Street
                                     Dallas  Texas  75201
                                     Attention: Fred A. Points
                                     214-290-2367
                                     214-290-2683 (Fax)

Copy to:                             Thompson & Knight, P.C.
                                     1700 Pacific Avenue, Suite 3300
                                     Dallas, Texas 75201
                                     Attention: Dorothy H. Bjorck
                                     FAX No.: 214/969-1751


                                   1-1

                                SCHEDULE 1



Banks                                                             Commitment

All notices regarding borrowings,interest rates, Competitive Bid Requests, and amounts due should be directed to:


Bank One, Texas, N.A.                                            $ 27,000,000

Domestic and Eurodollar Lending Office

Bank One Center
1717 Main Street, Third Floor
Dallas  Texas  75201
Attention:  Fred A. Points
Tel:  214-290-2367
Fax:  214-290-2683





NBD Bank                                                         $ 13,000,000

Domestic and Eurodollar Lending Office

NBD Bank
611 Woodward Avenue
Detroit, MI  48226
Attention:  Kim Zazula, Vice President
Tel:  313-225-3444
Fax:  313-225-2649








                                1-2

First National Bank of Commerce                                   $ 10,000,000

Domestic and Eurodollar Lending Office

First National Bank of Commerce
210 Baronne Street
New Orleans, LA  70160-0279
Attention:  Suzanne G. Babin, Vice President
Tel:  504-561-1624
Fax:  504-561-1864




Wachovia Bank of Georgia, N.A.                                    $ 10,000,000

Domestic an Eurodollar Lending Office

Wachovia Corporate Services, Inc.
191 Peachtree Street, N.E.
Atlanta, GA  30303
Attention:  Carl E. Peoples, Assistant Vice President
Tel:  404-332-1470
Fax:  404-332-6898




PNC Bank, National Association                                    $ 10,000,000

Domestic and Eurodollar Lending Offices

PNC Bank, National Association
100 South Broad Street
Philadelphia, PA  19110
Attention:  Scott C. Meves, Vice President
Tel:  215-585-6014
Fax:  215-585-6680



                                 1-3

                                  Wiring Information



BANK ONE, TEXAS, N.A.

         Location of account:          Bank One, Texas, N.A.

         ABA#:           111000614

         Attention:      Nancy Daniel

         A/C#            Account #0109904045
                         (reference Century Telephone)





THE BORROWER

         Location of account:          First American Bank & Trust of Louisiana
                                       (Monroe, Louisiana)
         ABA#:           111101050

         A/C#:           13-044-3

         Reference:      Century Telephone Enterprises, Inc.
                         (Immediate advice to Treasury Department, 318-388-9613)





NBD BANK

         Location of account:          NBD Bank, N.A.

         ABA #:          072000326

         Attention:      Commercial Loan Department

         A/C#:           0436527

         Reference:      Century Telephone




                                   1-4

FIRST NATIONAL BANK OF COMMERCE

         Location of account:          First National Bank of Commerce
                                       (Main Office)

         ABA #:          065000029

         Attention:      Loan Operations

         A/C#:           1343623-4999

         Reference:      Century Telephone





WACHOVIA BANK OF GEORGIA, N.A.

         Location of account:          Wachovia Bank of Georgia, N.A.

         ABA #:          061000010

         Attention:      Michelle Willis

         A/C#:           18-171-498

         Reference:      Century Telephone





PNC BANK, NATIONAL ASSOCIATION

         Location of account:          PNC Bank, National Association

         ABA #:          031000053

         Attention:      Commercial Loan Operations

         A/C#:           Loan Suspense Account #130-76-156

         Reference:      Century Telephone



                                       1-5

                                           SCHEDULE 2

                                         Permitted Liens


1. Any Lien securing Debt incurred for the purchase or capital lease of one or more assets, if such Lien encumbers only the assets so purchased or leased.

2. Pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

3. Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bond in the ordinary course of business.

4. Encumbrances and restrictions on the use of real property which do not materially impair such property.

5. The following, if either (a) no amounts are due and payable and no Lien has been filed or agreed to or (b) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, and neither the value nor use of the property in question are materially affected:

    a. Liens for Taxes;
    b. Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits;
    c. Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens; and
    d. Adverse judgments on appeal.

6. Liens in favor of the United States Department of Agriculture, Rural Electrification Administration or Rural Telephone Bank or similar lenders such as the Rural Telephone Finance Cooperative.

7. Liens existing on any property of a Subsidiary existing at the time when it became such, which were not created with a view of its becoming a Subsidiary, provided that (a) the principal amount of the Debt secured by each such Lien shall not exceed the cost (which shall be deemed to include the amount of all Debt secured by Liens, including existing Liens, on such property) of such property to such Subsidiary, or the fair value of such property (without deduction of the Debt secured by Liens on such property) at the time of its becoming a Subsidiary, whichever is the lesser, and (b) the Debt secured by such Liens may not be increased, extended, renewed or


                                     2-1
    continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 5.23 or
    Section 5.24.

8. Liens either on shares of stock of a corporation which, when such Liens arise, concurrently becomes a Subsidiary or on all or substantially all of the assets of a corporation arising in connection with the purchase or acquisition thereof by the Company, provided that the Debt secured by such Liens may not be increased or extended, renewed or continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 5.23 or Section 5.24.

9. Liens on property of a Subsidiary (other than on the stock of Subsidiary except to the extent permitted in paragraph 8 above) securing obligations owing to the Borrower or a wholly-owned Subsidiary or securing indebtedness of such Subsidiary created, assumed or incurred after the date hereof, the creation, assumption or incurrence of which would not create a Default under Section 5.23 or Section 5.24 hereof.

10. Liens existing on the date hereof.

11. Except as otherwise prohibited in paragraphs 7 and 8 above, Liens securing extensions and renewals of the Debt originally secured thereby.



                                      2-2

                                  SCHEDULE 3.6

                               MATERIAL LITIGATION



1.  CASE:             MBF Corporation vs. Century Business Communications

    NATURE OF CASE:   Tortious interference with a business relationship (suit
                      filed 7/30/90)

    CLAIM AMOUNT:     Original claim amount $500,000 + $2,500,000 in
                      punitive damages

    COMMENTS:         Trial was held and a summary judgment granted in
                      Century's favor.  Appealed to MS Supreme Court.
                      Adverse decision is not expected.

2.  CASE:             Robert C. James, Individually and d/b/a Southwest
                      Cellular vs. McAllen Cellular Telephone Company

    NATURE OF CASE:   Case was originally against Cellutel and is a dispute over owed commissions. Nature of case has changed to deceptive trade practices.

    COMMENTS:         6th Amended Petition to Complaint mentions claims in
                      excess of $1,000,000. However, we are still trying to evaluate our estimate of actual damages which will probably be between $18,000 and $30,000 for lost commissions.

3.  CASE:             Shirley Cain vs. Century Cellunet, Inc., et al

    NATURE OF CASE:   Sexual harassment, assault and battery.  Case filed
                      3/23/95

    COMMENTS:         Originally filed as an EEOC complaint in McAllen,
                      Texas.  Suit was filed in Hidalgo County, Texas.
                      Unspecified damages as of yet.  Listed for disclosure.

                              SCHEDULE 3.12

                      Transactions with Affiliates


                                  NONE

                              SCHEDULE 3.17

                          Business of Companies


A.       Borrower

         The Borrower directly or indirectly owns the voting stock of the Subsidiaries named in Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K and is active in acquiring additional Subsidiaries, businesses, or assets for the provision of communications products and services. The Borrower directly owns no assets for the provision of communications services, but it provides or arranges financing and provides general management, and other operating services to its operating Subsidiaries.

B.       Subsidiaries

         The Subsidiaries named in Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10K are engaged in providing telephone and/or other communication service to consumers or they provide services to other Subsidiaries and other telecommunications companies.

         Local telephone service is provided in the Subsidiaries' respective service area. Long distance toll service is provided over facilities partially owned by the telephone Subsidizes and interconnected with other telephone companies and with nationwide toll networks of American Telephone and Telegraph Company and other long distance carriers. Other communication services include facilities for private line service teletypewriter, microwave, long distance, data transmission, cellular mobile telephone, mobile radio telephone, paging, wide area toll service (WATS), and voice messaging.

         Other services provided include management, finance, billing, accounting, engineering, purchasing, data processing, printing and other business communications products, light manufacturing, and installation and repair of central office equipment.

                              EXHIBIT A-1

                    FORM OF COMPETITIVE BID REQUEST

                         _____________ 19____

Bank One, Texas, N.A.
      as Auction Administration Agent under,
      and as Agent for the Banks as defined in, the Credit Agreement referred to below



      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of October __, 1995 (as amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein, and Bank One, Texas, N.A. as Agent and Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)   Borrowing Date of Competitive Borrowing (a Business Day) __________
(B)   Principal Amount of Competitive Borrowing*               __________
(C)   Type of Loan**                                           __________
(D)   Interest Period and the last day thereof***              __________

                                  Very truly yours,

                                  CENTURY TELEPHONE ENTERPRISES, INC.


                                  By  __________________________________
                                      Name:
                                      Title:
--------
* Not less than $____________________ or greater than the unused Total Commitment and in integral multiples of $____________________.
**       Eurodollar Loan or Fixed Rate Loan or both.
***      Eurodollar Loan -- 1,2, or 3 months.
         Fixed Rate Loan -- 90 or fewer days.
         In no event may the interest period end after the Termination Date.

                                   EXHIBIT A-2

                     FORM OF NOTICE OF COMMITTED BORROWINGS

                              _____________ 19____

Bank One, Texas, N.A.
      as Agent for the Banks as defined in,
      the Credit Agreement referred to below

      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of October __, 1995 (as amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein, and Bank One, Texas, N.A. as Agent and Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)   Borrowing Date of Committed Borrowing (a Business Day)
(B)   Principal Amount of Committed Borrowing*
(C)   Type of Loan**
(D)   Interest Period and the last day thereof***

      On the date the rate is set, please confirm the interest rate below and
return  by  facsimile   transmission  to  our  Director  of  Treasury  Services,
318-388-9602.

                                   Very truly yours,

                                   CENTURY TELEPHONE ENTERPRISES, INC.


                                   By
                                      Name:
                                      Title:
Rate: _______________
Confirmed by: ______________________________
--------
* Not less than $____________________ or greater than the unused Total Commitment and in integral multiples of $____________________.
**    Eurodollar Loan or Base Loan.
***   Eurodollar Loan -- 1, 2, 3, or 6 months.
      Base Loan -- 90 or fewer days.
      In no event may the interest period end after the Termination Date.

                                  EXHIBIT B

             FORM OF NOTICE TO BANKS OF COMPETITIVE BID REQUEST

                        ____________________, 19____


[Name of Bank]
[Address of Bank]
Attention: ________________


     Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of October __, 1995 (as amended, supplemented, or replaced from time to time, the "Credit Agreement"), among Century Telephone Enterprises, Inc. (the "Company"), the Banks named therein, and Bank One, Texas, N.A. as Agent and as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Competitive Bid Request dated ______________ 19___, pursuant to Section 2.2(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time]
 .* Your Competitive Bid must comply with Section 2.2(b) of the Credit Agreement and the terms set forth below on which the Notice of Competitive Borrowing was made:

(A)  Borrowing Date of Committed Borrowing (a Business Day)
(B)  Principal Amount of Competitive Borrowing
(C)  Type of Loan
(D)  Interest Period and the last day thereof

                                  Very truly yours,

                                  BANK ONE, TEXAS, N.A.,
                                  Auction Administration Agent


                                  By _________________________________
                                     Name:
                                     Title:
--------
* The Competitive Bid must be received by the Auction Administration Agent (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date of the proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of the proposed Competitive Borrowing.

                                    EXHIBIT C

                             FORM OF COMPETITIVE BID

                          ____________________, 19____

Bank One, Texas, NA,
      as Auction Administration Agent under
      the Credit Agreement referred to below

     The undersigned, [Name of Bank] , refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of October __, 1995 (as amended, supplemented, or replaced from time to time, the "Credit Agreement"), among Century Telephone Enterprises, Inc. (the "Company"), the Banks named therein, and Bank One, Texas, N.A. as Agent and Auctions Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.2(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Company on ____________________, 19____, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount*
(B)  Competitive Bid Rate**
(D)  Interest Period and the last day thereof***

     The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.2(d) of the Credit Agreement.

                                       Very truly yours,
                                       [NAME OF BANK]

                                       By _______________________________
                                           Name:
                                           Title:
--------
* Not less than $____________________ or greater than the available Total Commitment and in integral multiples of $____________________. Multiple bids will be accepted by the Auction Administration Agent.
** LIBO Rate + __________% or - __________%, in the case of Eurodollar Loans, or __________%, in the case of Fixed Rate Loans (in each case, expressed in the form of a decimal to no more than four decimal places).
*** The Interest Period must be the Interest Period specified in the Competitive Bid Request.

                                   EXHIBIT D-1

                            FORM OF COMPETITIVE NOTE


$70,000,000                                        ______________, 1995


         FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE
ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of _______________________________ (the "Bank") on or before the Termination Date the lesser of (i) Seventy Million Dollars ($70,000,000) and
(ii) the aggregate amount of Competitive Loans made by the Bank to the Company and outstanding on the Termination Date.

         This note has been executed and delivered under, and is subject to the terms of the Competitive Advance and Revolving Credit Facility Agreement dated as of October ___, 1995 (as renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent, and the Auction Administration Agent, and is one of the "Competitive Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of the Company and the Bank and the validity, construction, enforcement, and interpretation hereof.


                            CENTURY TELEPHONE ENTERPRISES, INC.


                            By: __________________________________
                                 Name:   R. Stewart Ewing, Jr.
                                 Title:  Senior Vice President and
                                         Chief Financial Officer

                                    PRINCIPAL
DATE             LOAN               REPAYMENT               BALANCE

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

---------      $---------------     $-----------------      $----------------

                                                         Exhibit D-1 - Page 2

                                 EXHIBIT D-2

                           FORM OF COMMITTED NOTE


$____________                                            ______________, 1995


         FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE
ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of _______________________________ (the "Bank") on or before the Termination  Date the lesser of (i) the amount of the Bank's  Commitment and
(ii) the aggregate amount of Committed Loans made by the Bank to the Company and outstanding on the Termination Date.

         This note has been executed and delivered under, and is subject to the terms of the Competitive Advance and Revolving Credit Facility Agreement dated as of October ___, 1995 (as renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Banks, the Agent, and the Auction Administration Agent, and is one of the "Committed Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of the Company and the Bank and the validity, construction, enforcement, and interpretation hereof.


                                CENTURY TELEPHONE ENTERPRISES, INC.


                                By:  _________________________________
                                     Name:   R. Stewart Ewing, Jr.
                                     Title:  Senior Vice President and
                                             Chief Financial Officer

                                       PRINCIPAL
DATE              LOAN                 REPAYMENT                BALANCE

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

---------       $---------------       $-----------------       $--------------

                                                       Exhibit D-2 - Page 2

                                EXHIBIT E

                  FORM OF OPINION OF BORROWER'S COUNSEL


                       ____________________, 19___


Bank One, Texas, N.A.,
         as Agent for the Banks as defined in
         the Credit Agreement referred to below
Bank One Center
1717 Main Street, Third Floor
Dallas  Texas  75201

Ladies and Gentlemen:

         We have acted as counsel for Century Telephone Enterprises, Inc., a Louisiana corporation (the "Borrower"), in connection with the execution and delivery of the Competitive Advance and Revolving Credit Facility Agreement of even date herewith (the "Credit Agreement") among the Borrower, the Agent, the Auction Administration Agent, and the Banks party thereto.

         This opinion is delivered to you pursuant to Section 4.1 of the Credit Agreement and upon the express instruction of the Borrower. Unless defined herein, capitalized terms have the meanings given to such terms in the Credit Agreement.

         In connection with this opinion, we have examined executed copies of the Credit Agreement and Competitive Notes and Committed Notes executed by Borrower and payable to each Bank (collectively, the "Loan Papers"). We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Papers and such corporate documents and records of the Borrower, certificates of public officials, officers of the Borrower, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. In stating our opinion, we have assumed the genuineness of all signatures of, and the authority of, persons signing the Loan Papers on behalf of the parties thereto other than the Borrower, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and that all documents, books, and records made available to us by the Borrower are accurate and complete.

         We are qualified to practice law in the State of Louisiana and our opinion is restricted to the laws of the State and the federal law of the United States of America. We have assumed that insofar as the substantive laws of states other than Louisiana that may be applicable to any matters opined on herein, such laws are the same as the substantive laws of the State of Louisiana applied by us herein.

Bank One, Texas, N.A., Agent
____________________, 19____
Page 2


         Based upon the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Except where failure would not reasonably be expected to have a Material Adverse Effect, the Borrower (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

         2. The Borrower is not, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower to be, (a) to the best of our knowledge, in violation of any laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect, or (b) in violation of its bylaws or charter.

         3. We have no knowledge of any Material Litigation or outstanding or unpaid Material judgments against the Borrower, except as described on Schedule
3.6 attached to the Credit Agreement.

         4. The Borrower is not (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (d) an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended, or (e) subject to the jurisdiction of the Federal Communications Commission or any public service commission as a common carrier.

         5. Each of the Loan Papers constitutes a valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) general principles of equity (whether enforcement is sought by proceedings in equity or at law), and (c) the qualification that certain provisions of the Loan Papers may be

Bank One, Texas, N.A., Agent
____________________, 19____
Page 3

unenforceable in whole or in part under the laws of the State, but the inclusion of such provisions does not affect the validity of any Loan Paper and each Loan Paper contains adequate provisions for enforcing payment of the Obligations secured thereby or provided for therein, as the case may be, and for the practical realization of the rights and benefits afforded thereby, though they may result in delays thereof (and we express no opinion as to the economic consequences, if any, of such delays).

         6. Under the circumstances of the actions as contemplated by the Credit Agreement, courts of the State of Louisiana would honor the choice of law agreed to by the parties in the Credit Agreement.

         This opinion is furnished solely in connection with the transactions referred to in the Credit Agreement and may not, without our permission, be circulated to any Person, except you, your legal counsel, the Banks, bank supervisory authorities, prospective Participants or Purchasers, or as required by law or order of a court or other legal process and may not be relied upon except by you, your legal counsel, the Banks or actual Participants or Purchasers.

                                                     Very truly yours,

                                                     BOLES, BOLES & RYAN

                                   EXHIBIT F

                         FINANCIAL REPORT CERTIFICATE
         FOR ____________________ ENDED ____________________, 19_____




AGENT:            Bank One, Texas, N.A.

DATED AS OF:      ____________________, 19_____

BORROWER:         Century Telephone Enterprises, Inc.

FOR:              $70,000,000 Competitive Advance and Revolving Credit Facility
                  Agreement



      This   certificate  is  delivered   pursuant  to  Section  5.3  of  the
Competitive Advance and Revolving Credit Facility Agreement dated as of October __, 1995 (as amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Borrower, the Banks, the Agent, and the Auction Administration Agent. Unless defined herein, capitalized terms have the meanings given to such terms in the Credit Agreement.

      I certify to the Agent that I am the ____________________ (president, chief financial officer, or treasurer) of the Borrower on the date hereof and that:

      1. The Financial Statements attached hereto were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies as of, and for the _________________ ended, ____________________, 19___ (the "Subject Period").

      2. A review of the Borrower's activities during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, to my knowledge, the Borrower kept, observed, performed and fulfilled each and every covenant and condition of the Loan Papers in all material respects (except for any deviations set forth on the attached schedule).

      3. During the Subject Period, no Event of Default has occurred which has not been cured or waived (except for any Events of Default set forth on the attached schedule).

      4. Evidence of compliance by Borrower with Sections 5.23 and 5.24 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached schedule.

      5. This certificate is being delivered on behalf of the Borrower. No person or entity other than the Agents and the Banks (collectively, the "Subject Recipients") shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to the Borrower for any loss, cost, damage, expense, claim, demand, suit or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

                                  CENTURY TELEPHONE ENTERPRISES, INC.


                                  By: ________________________________
                                      Name:
                                      Title:

                                    EXHIBIT G

                          FORM OF DESIGNATION AGREEMENT


         Reference is made to the Credit Agreement dated as of ______________, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement" among CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the Banks, as defined therein (the "Banks"), BANK ONE, TEXAS, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent"), and as auction administration agent (in such capacity, the "Auction Administration Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ____________[NAME   OF   DESIGNOR}____________   (the  "Designor")  and
__________[NAME OF DESIGNEE]___________ ( the "Designee") agree as follows:

         1. the Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to have competitive loans pursuant to the Credit Agreement.

         2. The Designor makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Paper or any other instrument or document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Paper or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will, independently and without reliance upon any Agent, the Auction Administration Agent, the Designor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Paper; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and appoints and authorizes the Auction Administration Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Auction Administration Agent by the terms thereof, together with such power and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Paper are required to be performed by it as a Bank.

         4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent and Auction Administration Agent for acceptance. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent and Auction Administration Agent, unless otherwise specified on the signature page hereto.

         5. Upon such acceptance by the Agent and Auction Administration Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Loans as a Bank pursuant to the Credit Agreement and the rights and obligations of a Bank related thereto.

         6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas.

         7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, and the Borrower, intending to indicate his approval of the Designee, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.


Effective Date:****  _____________________, 199__



                                          [NAME OF DESIGNOR]     , as Designor
                                        ______________________________________

                                        By: __________________________________
                                            Name:
                                            Title:


--------
**** This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.

                            [NAME OF DESIGNEE]     , as Designor
                       _________________________________________

                       By:
                       Name:
                       Title:



                       Applicable   Lending   Office   (and
                       address for notices):


                                                  [ADDRESS]


                       CENTURY TELEPHONE ENTERPRISES, INC., as
                       Borrower


                       By:
                       Name:      R. Stewart Ewing, Jr.
                       Title:     Senior Vice President and
                                  Chief Financial Officer



ACCEPTED:

BANK ONE, TEXAS, N.A.,
as Agent and Auction Administration Agent


By:
Name:
Title: